UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 26, 2023, ReShape Lifesciences Inc. (the “Company”) filed an Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-269207) (the “Registration Statement”) in connection with a proposed underwritten public offering of its securities. The preliminary prospectus that forms part of the Registration Statement includes certain updates to the description of the Company’s business and risk factors, which are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference. The information in this Item 8.01 (including Exhibits 99.1 and 99.2) should be read in conjunction with the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Updated Business Summary
99.2	Updated Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
President and Chief Executive Officer

Date: January 27, 2023